Exhibit 99.1
HOLLY CORPORATION REPORTS FOURTH QUARTER AND
FULL YEAR 2006 RESULTS
HOLLY CORPORATION ANNOUNCES 25% DIVIDEND INCREASE
     Dallas, Texas, February 12, 2007 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported record fourth quarter net income of $47.7 million ($0.86 per basic and $0.84 per diluted share) for the three months ended December 31, 2006, compared to net income of $39.9 million ($0.67 per basic and $0.65 per diluted share) for the three months ended December 31, 2005. Net income for the year ended December 31, 2006 was a record $266.6 million ($4.68 per basic and $4.58 per diluted share) as compared to our previous record net income of $167.7 million ($2.72 per basic and $2.65 per diluted share) for the year ended December 31, 2005.
     Holly also announced that our Board of Directors has declared a regular quarterly cash dividend in the amount of $0.10 per share, payable April 3, 2007 to holders of record on March 22, 2007. This dividend represents a 25% increase from the most recent quarterly dividend rate of $0.08 per share.
     As previously reported, on March 31, 2006 we sold our petroleum refinery in Great Falls, Montana (the “Montana Refinery”) to a subsidiary of Connacher Oil and Gas Limited. Accordingly, the results of operations of the Montana Refinery and a gain on the sale of $14.0 million, net of income taxes of $8.3 million, are shown in discontinued operations.
     Income from continuing operations for the fourth quarter of 2006 as compared to the fourth quarter of 2005 increased 27% or $10.3 million due principally to an increase in volumes of refined products sold in the fourth quarter of 2006. Also, revenues for the fourth quarter of 2006 include sales of $3.9 million in sulfur credits generated from our Navajo Refinery. Company-wide refinery margins were $12.08 per produced barrel for the fourth quarter of 2006 compared to refinery margins of $13.71 per produced barrel for the fourth quarter of 2005. Higher refining margins in the fourth quarter of 2005 reflected the spike in prices for refined products following the effects of an unusually destructive Gulf Coast hurricane season.
     Income from continuing operations for the year ended December 31, 2006 increased 51% or $82.9 million from the year ended December 31, 2005. This increase was principally due to the higher refined product margins experienced throughout much of 2006. Our 2006 earnings also benefited from higher valued refinery yields due to the December 2005 start-up of our ROSE unit, which converts a significant portion of lower value asphalt into high value transportation fuels and the production of all our diesel fuel at both refineries as higher priced Ultra Low Sulfur Diesel (“ULSD”) beginning in July 2006 upon completion of our ULSD capital projects. Furthermore, revenues for the year ended December 31, 2006 include sales of $15.9 million in sulfur credits which were generated because our Navajo Refinery is producing gasoline with a substantially lower sulfur content than EPA requirements. These favorable factors were partially offset by the effects of higher operating costs and expenses incurred throughout most of 2006. Refinery production levels from continuing operations were relatively flat for the year ended December 31, 2006 as compared to 2005 primarily due to the offset of reduced production levels during the implementation of our ULSD and expansion projects against higher post-expansion production levels during the latter half of the year. Company-wide refinery margins from continuing operations were $15.78 per produced barrel for the year ended December 31, 2006 compared to refinery margins of $12.62 per produced barrel for the year ended December 31, 2005.
     Sales and other revenues from continuing operations increased 15% for the fourth quarter of 2006 and 32% for the year ended December 31, 2006 as compared to the fourth quarter and year ended December 31, 2005, respectively. Refined product sales volumes increased 10% and 2% for the fourth quarter and year ended December 31, 2006, respectively, as compared to the same periods in 2005. Additionally, the fourth quarter and year ended December 31, 2006 include revenues attributable to certain direct crude oil sales that were previously netted against the corresponding purchases and presented in cost of products sold prior to our adoption of new accounting guidance effective April 1, 2006. Cost of products sold was higher for the fourth quarter and year ended December 31, 2006 due principally to the higher costs of purchased crude oil and the inclusion of costs attributable to direct crude oil sales. Operating expenses decreased for the fourth quarter of 2006 as compared to fourth quarter of 2005 due principally to lower utility costs (natural gas and electricity). Operating expenses increased overall for the year ended December 31, 2006 as compared to 2005 due principally to higher utility costs throughout most of the year and refinery maintenance, partially offset by the exclusion of operating costs of Holly Energy Partners, L.P. (“HEP’) in 2006 resulting from the deconsolidation of HEP effective July 1, 2005. General and administrative expenses increased for the fourth quarter and year ended December 31, 2006, as compared to the same periods in 2005, due primarily to increased equity-based compensation expense. The Company’s effective tax rate decreased in 2006 as compared to 2005 primarily due to the impact of the American Jobs Creation Act of 2004, which provides tax incentives for small business refiners incurring costs to produce ultra low sulfur diesel fuel.
     “We are very pleased with our 2006 fourth quarter results, which completed a third consecutive all-time record year for Holly, due to the continued high margin environment, reliable refinery operations and the successful execution of our refinery profit initiatives,” said Matthew Clifton, Chief Executive Officer of Holly. “We generated $84.7 million of earnings before interest, taxes and depreciation (“EBITDA”) from continuing operations in the fourth quarter, bringing our total EBITDA from continuing operations for the year ended December 31, 2006 to a record $414.5 million. Refining margins reached seasonal all-time high levels during our spring and summer months; although they have since moderated, fourth quarter margins remained solid.”
     “During 2006, we repurchased 4.5 million shares of Holly common stock at a cost of approximately $177.0 million or an average of $39.70 per share, reducing our shares outstanding by approximately 6%. During 2006, capital spending was approximately $120.4 million, primarily associated with expanding refinery capacity, meeting new diesel fuel specifications and improving our higher valued product yields. Strong profitability enabled this blend of significant stock repurchases and capital expenditures while maintaining an extremely strong balance sheet;

ending the year with $256.0 million in cash and marketable securities and no outstanding debt. Our share price continued a consistent trend in 2006, increasing 75%. Last year, Forbes magazine reported our five-year annualized total return of 80.7% as the best in the oil and gas industry. This year, Forbes reported our five-year average growth in earnings per share of 52.3% as the best in the oil and gas industry. We will continue to take steps to enhance shareholder value.”
     “Operationally, we capitalized on the successful completion of value-added refining projects including our ROSE unit start-up in December 2005, our Navajo and Woods Cross ULSD conversions and the 8,000 barrels-per-day expansion at our Navajo refinery. Looking forward, we remain convinced that the strong industry fundamentals will remain in our favor, as demand for refined products should continue to press refining supply capabilities for at least the next several years. This, combined with our high sour crude oil processing capabilities, our continued execution of value-added refining initiatives and the high growth markets we serve, should keep our earnings at healthy levels. With respect to Holly Energy Partners, we continue to be pleased with its level of growth to date and look forward to its continued success,” said Clifton.
     The Company no longer consolidates the results of HEP, and since July 1, 2005, Holly’s share of the earnings of HEP is being recorded using the equity method of accounting. HEP has, since July 2004, owned and operated product pipelines and terminals previously 100% owned by the Company. Following HEP’s acquisition in July 2005 of the intermediate feedstock pipelines formerly owned by Holly, the Company determined that its beneficial variable interest in HEP is now less than 50%; and therefore as required, HEP was deconsolidated as of July 1, 2005.
     The Company has scheduled a conference call for today, February 12, 2007 at 10:00AM EST to discuss financial results. Listeners may access this call by dialing (888) 548-4639. The ID# for this call is #6974637. Listeners may access the call via the internet at: http://www.videonewswire.com/event.asp?id=37565. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687 (enter conference ID: 4390286). This audio archive will be available for two weeks.

     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries an 83,000 barrels per stream day (“bpsd”) refinery located in southeast New Mexico and a 26,000 bpsd refinery in Woods Cross, Utah. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
		(In thousands, except per share data)
Sales and other revenues	$938,090	$812,418	$4,023,217	$3,046,313
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion and amortization)	786,601	670,178	3,349,404	2,498,810
Operating expenses (exclusive of depreciation, depletion and amortization)	52,755	60,020	208,460	192,051
General and administrative expenses (exclusive of depreciation, depletion and amortization)	18,442	16,156	63,255	51,683
Depreciation, depletion and amortization	11,534	8,651	39,721	40,547
Exploration expenses, including dry holes	157	171	486	481

Total operating costs and expenses	869,489	755,176	3,661,326	2,783,572

Income from operations	68,601	57,242	361,891	262,741
Other income (expense):
Equity in loss of joint ventures	—	—	—	(685)
Equity in earnings of Holly Energy Partners	4,605	3,221	12,929	6,517
Minority interests in income of partnerships	—	—	—	(6,721)
Interest income	2,867	2,446	9,757	6,901
Interest expense	(261)	(395)	(1,076)	(5,101)

	7,211	5,272	21,610	911

Income from continuing operations before income taxes	75,812	62,514	383,501	263,652
Income tax provision	27,004	24,024	136,603	99,626

Income from continuing operations	48,808	38,490	246,898	164,026
Income (loss) from discontinued operations, net of taxes	(1,149)	1,391	19,668	2,963

Income before cumulative effect of change in accounting principle	47,659	39,881	266,566	166,989
Cumulative effect of accounting change (net of income tax expense of $426)	—	—	—	669

Net income	$47,659	$39,881	$266,566	$167,658

Basic earnings per share:
Continuing operations	$0.88	$0.64	$4.33	$2.66
Discontinued operations	(0.02)	0.03	0.35	0.05
Cumulative effect of accounting change	—	—	—	0.01

Net income	$0.86	$0.67	$4.68	$2.72

Diluted earnings per share:
Continuing operations	$0.86	$0.63	$4.24	$2.59
Discontinued operations	(0.02)	0.02	0.34	0.05
Cumulative effect of accounting change	—	—	—	0.01

Net income	$0.84	$0.65	$4.58	$2.65

Cash dividends declared per common share	$0.08	$0.05	$0.25	$0.19

Average number of common shares outstanding:
Basic	55,741	59,420	56,976	61,728
Diluted	56,965	60,992	58,210	63,244

Balance Sheet Data

	December 31,	December 31,
	2006	2005
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$255,953	$254,842
Working capital	$247,459	$210,103
Total assets	$1,237,869	$1,142,900
Stockholders’ equity	$466,094	$377,351
Other Financial Data

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
		(In thousands)
Net cash provided by operating activities	$36,912	$88,358	$245,183	$251,234
Net cash provided by (used for) investing activities	$(37,537)	$(56,669)	$35,805	$(320,135)
Net cash provided by (used for) financing activities	$(39,886)	$(58,934)	$(175,935)	$50,505
Capital expenditures	$31,247	$48,200	$120,429	$106,262
EBITDA from continuing operations(1)	$84,740	$69,114	$414,541	$302,399

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Refining Operating Data
     Our refinery operations include the Navajo Refinery and the Woods Cross Refinery. The following tables set forth information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Navajo Refinery
Crude charge (BPD) (1)	83,060	68,210	72,930	71,850
Refinery production (BPD) (2)	93,100	79,360	80,540	80,190
Sales of produced refined products (BPD)	92,580	79,950	79,940	80,110
Sales of refined products (BPD) (3)	102,770	90,170	93,660	89,400

Refinery utilization (4)	101.3%	90.9%	92.9%	95.8%

Average per produced barrel (5)
Net sales	$70.90	$74.02	$79.62	$69.11
Cost of products (6)	59.60	59.66	64.25	55.50

Refinery gross margin	11.30	14.36	15.37	13.61
Refinery operating expenses (7)	4.10	5.31	4.74	3.94

Net operating margin	$7.20	$9.05	$10.63	$9.67

Feedstocks:
Sour crude oil	76%	80%	80%	85%
Sweet crude oil	10%	4%	8%	2%
Other feedstocks and blends	14%	16%	12%	13%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	61%	61%	60%	59%
Diesel fuels	28%	24%	28%	27%
Jet fuels	3%	4%	4%	4%
Asphalt	3%	5%	3%	6%
LPG and other	5%	6%	5%	4%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	22,190	24,450	23,640	24,100
Refinery production (BPD) (2)	23,910	26,130	25,190	25,850
Sales of produced refined products (BPD)	24,630	25,430	25,150	26,390
Sales of refined products (BPD) (3)	25,730	26,930	26,210	27,710

Refinery utilization (4)	85.3%	94.0%	90.9%	92.7%

Average per produced barrel (5)
Net sales	$72.20	$71.94	$82.09	$69.13
Cost of products (6)	57.15	60.29	64.99	59.51

Refinery gross margin	15.05	11.65	17.10	9.62
Refinery operating expenses (7)	5.49	5.96	5.13	4.61

Net operating margin	$9.56	$5.69	$11.97	$5.01

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Woods Cross Refinery
Feedstocks:
Sour crude oil	—%	5%	2%	8%
Sweet crude oil	90%	85%	89%	82%
Other feedstocks and blends	10%	10%	9%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	60%	57%	63%	60%
Diesel fuels	26%	29%	28%	29%
Jet fuels	1%	1%	2%	2%
Fuel oil	8%	9%	5%	7%
LPG and other	5%	4%	2%	2%

Total	100%	100%	100%	100%

Consolidated(8)
Crude charge (BPD) (1)	105,250	92,660	96,570	95,950
Refinery production (BPD) (2)	117,010	105,490	105,730	106,040
Sales of produced refined products (BPD)	117,210	105,380	105,090	106,500
Sales of refined products (BPD) (3)	128,500	117,100	119,870	117,110

Refinery utilization (4)	97.5%	91.7%	92.4%	95.0%

Average per produced barrel (5)
Net sales	$71.17	$73.52	$80.21	$69.12
Cost of products (6)	59.09	59.81	64.43	56.50

Refinery gross margin	12.08	13.71	15.78	12.62
Refinery operating expenses (7)	4.39	5.47	4.83	4.11

Net operating margin	$7.69	$8.24	$10.95	$8.51

Feedstocks:
Sour crude oil	61%	61%	61%	67%
Sweet crude oil	26%	24%	28%	21%
Other feedstocks and blends	13%	15%	11%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	61%	60%	61%	59%
Diesel fuels	28%	25%	28%	27%
Jet fuels	3%	4%	3%	4%
Asphalt	2%	3%	2%	4%
LPG and other	6%	8%	6%	6%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity (BPSD).

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

(6)	Transportation costs billed by HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation, depletion and amortization.

(8)	The Montana Refinery was sold on March 31, 2006. Amounts reported are for the Navajo and Woods Cross Refineries.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. We are reporting EBITDA only from continuing operations.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
		(In thousands)
Income from continuing operations	$48,808	$38,490	$246,898	$164,026
Add provision for income tax	27,004	24,024	136,603	99,626
Add interest expense	261	395	1,076	5,101
Subtract interest income	(2,867)	(2,446)	(9,757)	(6,901)
Add depreciation, depletion and amortization	11,534	8,651	39,721	40,547

EBITDA from continuing operations	$84,740	$69,114	$414,541	$302,399

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
     We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income. Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Average per produced barrel:

Navajo Refinery
Net sales	$70.90	$74.02	$79.62	$69.11
Less cost of products	59.60	59.66	64.25	55.50

Refinery gross margin	$11.30	$14.36	$15.37	$13.61

Woods Cross Refinery
Net sales	$72.20	$71.94	$82.09	$69.13
Less cost of products	57.15	60.29	64.99	59.51

Refinery gross margin	$15.05	$11.65	$17.10	$9.62

Consolidated
Net sales	$71.17	$73.52	$80.21	$69.12
Less cost of products	59.09	59.81	64.43	56.50

Refinery gross margin	$12.08	$13.71	$15.78	$12.62

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and both of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$11.30	$14.36	$15.37	$13.61
Less refinery operating expenses	4.10	5.31	4.74	3.94

Net operating margin	$7.20	$9.05	$10.63	$9.67

Woods Cross Refinery
Refinery gross margin	$15.05	$11.65	$17.10	$9.62
Less refinery operating expenses	5.49	5.96	5.13	4.61

Net operating margin	$9.56	$5.69	$11.97	$5.01

Consolidated
Refinery gross margin	$12.08	$13.71	$15.78	$12.62
Less refinery operating expenses	4.39	5.47	4.83	4.11

Net operating margin	$7.69	$8.24	$10.95	$8.51

Below are reconciliations to our Consolidated Statements of Income for (i) sales and other revenues, cost of products sold and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Navajo Refinery
Average sales price per produced barrel sold	$70.90	$74.02	$79.62	$69.11
Times sales of produced refined products sold (BPD)	92,580	79,950	79,940	80,110
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$603,881	$544,447	$2,323,160	$2,020,787

Woods Cross Refinery
Average sales price per produced barrel sold	$72.20	$71.94	$82.09	$69.13
Times sales of produced refined products sold (BPD)	24,630	25,430	25,150	26,390
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$163,602	$168,308	$753,566	$665,884

Sum of refined products sales from produced products sold from our two refineries (4)	$767,483	$712,755	$3,076,726	$2,686,671
Add refined product sales from purchased products and rounding (1)	82,662	81,096	480,641	273,608

Total refined products sales	850,145	793,851	3,557,367	2,960,279
Add direct sales of excess crude oil(2)	48,624	—	323,002	—
Add other refining segment revenue (3)	38,610	17,958	141,605	68,056

Total refining segment revenue	937,379	811,809	4,021,974	3,028,335
Add HEP sales and other revenue	—	—	—	36,034
Add corporate and other revenues	824	738	1,752	1,772
Subtract consolidations and eliminations	(113)	(129)	(509)	(19,828)

Sales and other revenues	$938,090	$812,418	$4,023,217	$3,046,313

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt Partners subsequent to its consolidation in February 2005 and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Average sales price per produced barrel sold	$71.17	$73.52	$80.21	$69.12
Times sales of produced refined products sold (BPD)	117,210	105,380	105,090	106,500
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$767,483	$712,755	$3,076,726	$2,686,671

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Navajo Refinery
Average cost of products per produced barrel sold	$59.60	$59.66	$64.25	$55.50
Times sales of produced refined products sold (BPD)	92,580	79,950	79,940	80,110
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$507,635	$438,823	$1,874,693	$1,622,828

Woods Cross Refinery
Average cost of products per produced barrel sold	$57.15	$60.29	$64.99	$59.51
Times sales of produced refined products sold (BPD)	24,630	25,430	25,150	26,390
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$129,500	$141,052	$596,592	$573,221

Sum of cost of products for produced products sold from our two refineries (4)	$637,135	$579,875	$2,471,285	$2,196,049
Add refined product costs from purchased products sold and rounding (1)	77,946	76,619	473,903	274,948

Total refined costs of products sold	715,081	656,494	2,945,188	2,470,997
Add crude oil cost of direct sales of excess crude oil(2)	49,413	—	323,337	—
Add other refining segment costs of products sold (3)	22,220	13,813	81,388	47,641

Total refining segment cost of products sold	786,714	670,307	3,349,913	2,518,638
Subtract consolidations and eliminations	(113)	(129)	(509)	(19,828)

Cost of products sold (exclusive of depreciation, depletion and amortization)	$786,601	$670,178	$3,349,404	$2,498,810

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment costs of products sold includes the incremental costs of products for NK Asphalt Partners subsequent to its consolidation in February 2005 and costs attributable to sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Average cost of products per produced barrel sold	$59.09	$59.81	$64.43	$56.50
Times sales of produced refined products sold (BPD)	117,210	105,380	105,090	106,500
Times number of days in period	92	92	365	365

Cost of products for produced products sold	$637,135	$579,875	$2,471,285	$2,196,049

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.10	$5.31	$4.74	$3.94
Times sales of produced refined products sold (BPD)	92,580	79,950	79,940	80,110
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$34,921	$39,057	$138,304	$115,206

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.49	$5.96	$5.13	$4.61
Times sales of produced refined products sold (BPD)	24,630	25,430	25,150	26,390
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$12,440	$13,944	$47,092	$44,405

Sum of refinery operating expenses per produced products sold from our two refineries (2)	$47,361	$53,001	$185,396	$159,611
Add other refining segment operating expenses and rounding (1)	5,385	6,960	23,015	20,545

Total refining segment operating expenses	52,746	59,961	208,411	180,156
Add HEP operating expenses	—	—	—	11,836
Add corporate and other costs	9	59	49	59

Operating expenses (exclusive of depreciation, depletion and amortization)	$52,755	$60,020	$208,460	$192,051

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the incremental operating expenses of NK Asphalt Partners subsequent to its consolidation in February 2005.

(2)	The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Average refinery operating expenses per produced barrel sold	$4.39	$5.47	$4.83	$4.11
Times sales of produced refined products sold (BPD)	117,210	105,380	105,090	106,500
Times number of days in period	92	92	365	365

Refinery operating expenses for produced products sold	$47,361	$53,001	$185,396	$159,611

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Navajo Refinery
Net operating margin per produced barrel	$7.20	$9.05	$10.63	$9.67
Add average refinery operating expenses per produced barrel	4.10	5.31	4.74	3.94

Refinery gross margin per produced barrel	11.30	14.36	15.37	13.61
Add average cost of products per produced barrel sold	59.60	59.66	64.25	55.50

Average net sales per produced barrel sold	$70.90	$74.02	$79.62	$69.11
Times sales of produced refined products sold (BPD)	92,580	79,950	79,940	80,110
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$603,881	$544,447	$2,323,160	$2,020,787

Woods Cross Refinery
Net operating margin per produced barrel	$9.56	$5.69	$11.97	$5.01
Add average refinery operating expenses per produced barrel	5.49	5.96	5.13	4.61

Refinery gross margin per produced barrel	15.05	11.65	17.10	9.62
Add average cost of products per produced barrel sold	57.15	60.29	64.99	59.51

Average net sales per produced barrel sold	$72.20	$71.94	$82.09	$69.13
Times sales of produced refined products sold (BPD)	24,630	25,430	25,150	26,390
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$163,602	$168,308	$753,566	$665,884

Sum of refined product sales from produced products sold from our two refineries (4)	$767,483	$712,755	$3,076,726	$2,686,671
Add refined product sales from purchased products and rounding (1)	82,662	81,096	480,641	273,608

Total refining product sales	850,145	793,851	3,557,367	2,960,279
Add direct sales of excess crude oil(2)	48,624	—	323,002	—
Add other refining segment revenue (3)	38,610	17,958	141,605	68,056

Total refining segment revenue	937,379	811,809	4,021,974	3,028,335
Add HEP sales and other revenue	—	—	—	36,034
Add corporate and other revenues	824	738	1,752	1,772
Subtract consolidations and eliminations	(113)	(129)	(509)	(19,828)

Sales and other revenues	$938,090	$812,418	$4,023,217	$3,046,313

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	We purchase crude oil and enter into buy/sell exchanges in excess of the needs to supply our refineries. Certain direct sales of this excess crude oil are made to purchasers or users of crude oil. Under new accounting guidance, these sales and related purchases starting April 1, 2006 are being measured at fair value and accounted for as revenues with the related acquisition costs included as cost of products sold. Prior to April 1, 2006, sales and cost of sales attributable to such excess crude oil direct sales were netted and presented in cost of products sold.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt Partners subsequent to its consolidation in February 2005 and revenue derived from sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net operating margin per produced barrel	$7.69	$8.24	$10.95	$8.51
Average refinery operating expenses per produced barrel	4.39	5.47	4.83	4.11

Refinery gross margin per produced barrel	12.08	13.71	15.78	12.62
Add average cost of products per produced barrel sold	59.09	59.81	64.43	56.50

Average net sales per produced barrel sold	$71.17	$73.52	$80.21	$69.12
Times sales of produced refined products sold (BPD)	117,210	105,380	105,090	106,500
Times number of days in period	92	92	365	365

Refined product sales from produced products sold	$767,483	$712,755	$3,076,726	$2,686,671

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
     Chief Financial Officer
M. Neale Hickerson, Vice President,
     Investor Relations
Holly Corporation
214/871-3555